UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

NNN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NNN REIT, Inc. (the “Company”) entered into an underwriting agreement, dated August 8, 2023 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, whereby the Company agreed to sell $500 million aggregate principal amount of 5.600% notes due 2033 (the “Notes”) in an underwritten public offering. The offering of the Notes closed on August 15, 2023. Concurrently with the closing of the offering and issuance of the Notes, the Company entered into a Twenty-first Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of March 25, 1998, as amended (the “Base Indenture,” and, together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-273605), filed by the Company with the Securities and Exchange Commission (“SEC”) on August 2, 2023 (the “Registration Statement”).

The Notes are senior unsecured obligations of the Company and will rank equally with all of the Company’s other existing and future senior indebtedness. The Notes will mature on October 15, 2033 and bear interest at a rate of 5.600% per annum. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2024. The net proceeds from the offering were approximately $483.9 million, after deducting the underwriting discount and other estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from the offering to repay all of the outstanding indebtedness under its credit facility, to fund future property acquisitions and for general corporate purposes.

The foregoing descriptions of the Notes, the Underwriting Agreement, and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes, the Underwriting Agreement, and the Indenture. A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. A copy of the Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. A copy of the form of the Note is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference. A copy of the Base Indenture is filed with the SEC as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated August 8, 2023, among the Company and BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, and U.S. Bancorp Investments, Inc. as representatives of the several underwriters named therein.

4.1	The Twenty-first Supplemental Indenture between the Company and U.S. Bank Trust Company, National Association.

4.2	Form of 5.600% due 2033.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the securities being issued by the registrant.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the registrant.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President and Chief Financial Officer

Dated: August 15, 2023